Exhibit 99.1
FOR IMMEDIATE RELEASE
Harris Interactive® Reports Fourth Quarter and Full Year Fiscal 2009 Results
Decisive Steps Taken in Fiscal 2009 Have Company Well-Positioned for Fiscal 2010
ROCHESTER, N.Y. — August 20, 2009 — Harris Interactive (NASDAQ:HPOL), a leading global custom market research firm, today announced its financial results for the fourth quarter and full year fiscal 2009.
“During fiscal 2009, the global recession had a significant impact on the market research industry, especially in the U.S. where the Company generates over 60% of its business. This contraction in the industry contributed to a 23% decline in revenue versus fiscal 2008,” commented Kimberly Till, President and Chief Executive Officer of Harris Interactive. “We proactively responded with aggressive cost cutting measures to better align our cost structure with our revenue, taking $22 million in annualized costs out of the business in fiscal 2009. We expect to re-invest approximately $6 million (on an annualized basis) in talent during fiscal 2010 to support our key strategic initiatives,” Till continued.
In the fourth quarter of fiscal 2009, the Company’s U.S. business generated $1.7 million in operating income, showing the clear benefit of the cost reductions implemented in prior quarters. The Company’s cash position of $17.8 million at June 30 remained strong despite a challenging fiscal year, leaving the Company well positioned with the financial resources necessary to deliver on its strategic plan in fiscal 2010.
Continued Till, “While we had a difficult year in the face of a challenging market, I am very pleased with a number of key initiatives we accomplished during the year, including assembling a very strong management team across key areas of the business and investing in business development and client outreach to rebuild revenues.”
Financial Highlights

	For the Three Months		For the Twelve Months
	Ended June 30,		Ended June 30,
$ in millions — unaudited	2009	2008	2009	2008

Revenue	$43.5	$63.5	$184.3	$238.7
Operating income (loss)	$(0.1)	$(87.7)	$(56.4)	$(84.6)
Net income (loss)	$(0.7)	$(85.7)	$(75.3)	$(84.6)
Fully diluted net income (loss) per share	$(0.01)	$(1.61)	$(1.41)	$(1.60)

Adjusted EBITDA*	$2.3	$2.4	$(5.1)	$16.1
Adjusted EBITDA* with add-back of restructuring and other charges	$2.5	$5.1	$6.9	$20.7

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.
Key Financial Statistics
•	Total revenue for the fourth quarter of fiscal 2009 was $43.5 million, as compared with $63.5 million for the same period in the prior year, representing a decline of $20.0 million or 31.5%. Included in the decline was an unfavorable foreign exchange rate impact of $3.5 million or 18% of our overall revenue decline.

•	Operating loss for the fourth quarter of fiscal 2009 was $(0.1) million, as compared with an operating loss of $(87.7) million for the same period in the prior year. The operating loss for the fourth quarter of fiscal 2009 included $0.2 million in restructuring and other charges. The operating loss for the fourth quarter of fiscal 2008 included an $86.5 million goodwill impairment charge and $2.7 million in restructuring and other charges.

•	Net loss for the fourth quarter of fiscal 2009 was $(0.7) million, or $(0.01) per fully diluted share, as compared with a net loss of $(85.7) million, or $(1.61) per fully diluted share for the same period in the prior year.

•	Non-GAAP Adjusted EBITDA* for the fourth quarter of fiscal 2009 was $2.3 million, as compared with $2.4 million for the same period in the prior year.

•	Non-GAAP Adjusted EBITDA* with add-back of restructuring and other charges for the fourth quarter of 2009 was $2.5 million, as compared with $5.1 million for the same period in the prior year.

•	Bookings for the fourth quarter of fiscal 2009 were $36.3 million, as compared with $53.3 million for the same period in the prior year.

•	Sales backlog for the fourth quarter of fiscal 2009 was $48.8 million, as compared with $66.8 million for the same period in the prior year.
Shecter Named Board Chairman and Fingerhood Named Lead Independent Director
The Company announced today that Howard Shecter and Steven Fingerhood have been named Chairman of the Board of Directors and Lead Independent Director, respectively, effective following the 2009 Annual Meeting on October 27, 2009. George Bell, Chairman of the Company’s Board of Directors and a member of the Nominating and Corporate Governance Committee, has decided not to stand for re-election at the 2009 Annual Meeting.
Recently, Bell made additional commitments to General Catalyst Partners, where he currently serves as a Managing General Partner, and concluded that those commitments preclude him from further service on the Board. “I was pleased to serve on the Harris Board,” Bell said, “and I have every confidence that the Company has a bright future under its new leadership team.”
“We want to thank George for his over 5 years of service to the Company. His experience, knowledge and leadership have been instrumental in helping guide the Company through challenging operating conditions. While George will be missed, we are excited for Howard and Steven to assume their new roles on the Board,” commented Till.
Fourth Quarter Results Conference Call and Webcast Access
Kimberly Till, President and CEO, will host a conference call to discuss these results on Thursday, August 20, 2009, at 5:00 p.m. EST. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 877.591.4954 in the United States and Canada, or 719.325.4935 internationally.
A live webcast of the conference call will also be accessible via the Investor Relations section of our website at www.harrisinteractive.com, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website www.harrisinteractive.com prior to the call.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at www.harrisinteractive.com. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market and uncertainties surrounding compliance with certain NASDAQ listing requirements.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit www.harrisinteractive.com.
Contact	Michael Burns Vice President, Investor Relations and External Reporting Harris Interactive Inc. 585.214.7328 mburns@harrisinteractive.com HPOL — E

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	June 30,
	2009	2008

Assets
Cash and cash equivalents	$16,752	$32,874
Marketable securities	1,010	—
Accounts receivable, net	23,163	34,940
Unbilled receivables	6,520	11,504
Prepaids and other current assets	7,244	8,753
Deferred tax assets	448	3,959

Total current assets	55,137	92,030

Property, plant and equipment, net	8,015	11,953
Goodwill	—	42,805
Other intangibles, net	18,540	23,302
Deferred tax assets	2,012	14,606
Other assets	2,367	2,353

Total assets	$86,071	$187,049

Liabilities and Stockholders’ Equity
Accounts payable	$6,738	$10,779
Accrued expenses	18,349	25,611
Current portion of long-term debt	6,925	6,925
Deferred revenue	12,531	16,226

Total current liabilities	44,543	59,541

Long-term debt	15,581	22,506
Deferred tax liabilities	4,707	4,035
Other long-term liabilities	3,117	2,331

Total stockholders’ equity	18,123	98,636

Total liabilities and stockholders’ equity	$86,071	$187,049

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue from services	$43,477	$63,500	$184,334	$238,723

Operating expenses:
Cost of services	27,760	37,628	115,235	140,578
Selling, general and administrative	13,794	22,164	65,678	83,084
Depreciation and amortization	1,783	2,190	7,610	8,526
Restructuring and other charges	198	2,709	12,010	4,609
Goodwill impairment charge	—	86,497	40,250	86,497

Total operating expenses	43,535	151,188	240,783	323,294

Operating income (loss)	(58)	(87,688)	(56,449)	(84,571)
Operating margin	-0.1%	-138.1%	-30.6%	-35.4%

Interest and other income	21	210	400	1,119
Interest expense	(955)	(474)	(3,433)	(1,951)

Income (loss) from continuing operations before income taxes	(992)	(87,952)	(59,482)	(85,403)

Provision (benefit) for income taxes	(257)	(2,299)	15,849	(661)

Income (loss) from continuing operations	(735)	(85,653)	(75,331)	(84,742)
Income from discontinued operations, net of tax	—	—	—	124

Net income (loss)	$(735)	$(85,653)	$(75,331)	$(84,618)

Basic net income (loss) per share:
Continuing operations	$(0.01)	$(1.61)	$(1.41)	$(1.60)
Discontinued operations	—	—	—	—

	$(0.01)	$(1.61)	$(1.41)	$(1.60)

Diluted net income (loss) per share:
Continuing operations	$(0.01)	$(1.61)	$(1.41)	$(1.60)
Discontinued operations	—	—	—	—

	$(0.01)	$(1.61)	$(1.41)	$(1.60)

Weighted average shares outstanding —
Basic	53,749,156	53,115,357	53,547,670	52,861,354

Diluted	53,749,156	53,115,357	53,547,670	52,861,354

Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Twelve months ended
	June 30,		June 30,
	2009	2008	2009	2008

GAAP net income (loss)	$(735)	$(85,653)	$(75,331)	$(84,618)
Income from discontinued operations, net of tax	—	—	—	(124)
Interest income	(21)	(210)	(400)	(1,119)
Interest expense	955	474	3,433	1,951
Provision for income taxes	(257)	(2,299)	15,849	(661)
Depreciation and amortization	2,182	2,595	9,125	10,045

EBITDA	$2,124	$(85,093)	$(47,324)	$(74,526)
Goodwill impairment charge	—	86,497	40,250	86,497
Stock-based compensation (1)	212	950	1,965	4,091

Adjusted EBITDA	$2,336	$2,354	$(5,109)	$16,062

Adjusted EBITDA	$2,336	$2,354	$(5,109)	$16,062
Add-back of restructuring and other charges	198	2,709	12,010	4,609

Adjusted EBITDA with add-back of specified GAAP charges	$2,534	$5,063	$6,901	$20,671

(1)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under FASB Statement 123(R), “Share-Based Payments”.